                                                                    EXHIBIT 12.1

                        STATEMENT REGARDING COMPUTATION
                        -------------------------------
                     OF RATIO OF EARNINGS TO FIXED CHARGES
                     -------------------------------------

                                 MANPOWER INC.
                                 (in millions)




                                                               6 MONTHS ENDED
                                                                  JUNE 30,
                                                              ------------------
                                                               2003       2002
                                                              -------   --------

Earnings:
  Earnings before income taxes                                $  72.2    $  52.9
  Fixed charges                                                  60.9       56.2
                                                              -------   --------
                                                              $ 133.1    $ 109.1
                                                              =======   ========


Fixed charges:
    Interest (expensed or capitalized)                        $  20.4    $  20.4
    Estimated interest portion of rent expense                   40.5       35.8
                                                              -------   --------
                                                              $  60.9    $  56.2
                                                              =======   ========


Ratio of earnings to fixed charges                                2.2        1.9
                                                              =======   ========

                                                                          YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------------------
                                                                2002       2001       2000       1999       1998
                                                              --------   --------  --------    --------  --------

Earnings:
  Earnings before income taxes                                $ 188.0    $ 197.9    $ 265.2    $ 205.8    $ 113.8
  Fixed charges                                                 116.5      107.4       94.0       71.6       65.1
                                                              -------    -------    -------    -------    -------
                                                              $ 304.5    $ 305.3    $ 359.2    $ 277.4    $ 178.9
                                                              =======    =======    =======    =======    =======



Fixed charges:
  Interest (expensed or capitalized)                          $  42.4    $  39.1    $  35.0    $  17.3    $  19.2
  Estimated interest portion of rent expense                     74.1       68.3       59.0       54.3       45.9
                                                              -------    -------    -------    -------    -------
                                                              $ 116.5    $ 107.4    $  94.0    $  71.6    $  65.1
                                                              =======    =======    =======    =======    =======



Ratio of earnings to fixed charges                                2.6        2.8        3.8        3.9        2.7
                                                              ========   =======   ========    ========  ========





NOTE: The calculation of ratio of earnings to fixed charges set forth above is in accordance with Regulation S-K, Item 601(b)(12). This calculation is different than the fixed charge ratio that is required by our various borrowing facilities.